TIDAL ETF TRUST II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Prospectus and Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of the YieldMax ARKK Option Income Strategy ETF, YieldMax KWEB Option Income Strategy ETF, YieldMax GDX Option Income Strategy ETF, YieldMax XBI Option Income Strategy ETF, and YieldMax TLT Option Income Strategy ETF, each a series of shares of beneficial interest inTidal Trust II (formerly, Tidal ETF Trust II), filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

November 21, 2022